Exhibit 99.1

NEWS RELEASE

DuPont Photomasks Announces Fiscal Year 2004

and Fourth Quarter Financial Results

ROUND ROCK, Texas — July 21, 2004 — DuPont Photomasks, Inc. (NASDAQ: DPMI) today announced results for the fiscal year and quarter ended June 30, 2004.

Revenue for the quarter was $97.4 million, an 11 percent sequential increase when compared with fiscal 2004’s third quarter, and an increase of 19 percent compared with last year’s fourth quarter revenue of $81.8 million.

Net loss for the fourth quarter of fiscal 2004 was $34.1 million, or $1.85 per share.

Fiscal 2004’s fourth quarter results included:

•                  A $30.4 million non-cash valuation impairment charge, in accordance with FAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” related to under-utilized equipment in Europe;

•                  A $2.1 million severance charge resulting from work force reductions in North America and Europe; and

•                  A $0.4 million non-cash benefit resulting from lower than anticipated facility closure costs associated with the Company’s previously announced consolidation initiative in Hamburg, Germany.

In the same period last year, the Company had a net loss of $59.1 million, or $3.27 per share. Last year’s fourth quarter included a $43.2 million non-cash valuation impairment charge in accordance with FAS 144 and a special charge of $4.4 million related to severance.

Revenue for fiscal 2004 was $353.8 million, a 9 percent increase from the previous year’s total of $323.1 million. Net loss for fiscal 2004 was $72.9 million or $4.00 per share and included a $30.4 million non-cash valuation impairment charge in accordance with FAS 144 and special charges of $3.8 million. Net loss for the previous fiscal year was $113.5 million, or $6.30 per share and included a $43.2 million non-cash valuation impairment charge in accordance with FAS 144 and special charges of $26.1 million.

-MORE-

Marshall Turner, chairman and chief executive officer of DuPont Photomasks commented, “During fiscal year 2004, our Company made significant progress executing on our plan to return to profitable growth. Revenue grew sequentially each quarter of the year, driven by our strong technology position and much improved performance against operating metrics. I am particularly pleased that leading-edge revenue from photomasks supporting 130-nanometer and below design rules increased nearly 20 percent sequentially last quarter and represented 32 percent of our total revenue. We believe that our technology position will further strengthen as we ramp the world’s most advanced photomask research and production center in Dresden, Germany in support of our customers’ leading edge process migration.”

Additional Information: The Company will host a conference call to discuss its fiscal 2004 fourth quarter and year-end financial results on Wednesday, July 21, 2004 at 8:30 a.m. Eastern time. The conference call can be accessed at 800-838-4403. Also the conference call will be publicly available via a live webcast on DuPont Photomasks’ website at www.photomask.com. In addition to the live webcast, replays will be available to the public on DuPont Photomasks’ website and a replay of the conference call will be available for 48 hours following the call at 800-428-6051 (code # 356857).

About DuPont Photomasks, Inc.

DuPont Photomasks, Inc. is a leading global provider of microimaging solutions. The Company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and through its wholly-owned subsidiary BindKey Technologies, Inc., electronic design automation (EDA) software. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide revenues of $354 million in fiscal 2004. Information about the Company can be found at www.photomask.com.

Company Contact

Tom Blake

DuPont Photomasks, Inc.

Tel: (512) 310-6562

tom.blake@photomask.com

Forward-Looking Statements

Certain statements contained in this document that are not historical facts, are “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing, and the Company’s strategy. Such forward-looking statements are based upon management’s current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties. As a consequence, actual results may

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differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company. Factors that could cause or contribute to such differences include, but are not limited to, those factors set forth below, certain of which are more fully discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission dated September 10, 2003 and the Company’s quarterly report on Form 10-Q dated May 12, 2004: relationships with and dependence on the semiconductor industry, fluctuations in quarterly and annual earnings, operating in a capital intensive industry, significant fixed costs, rapid technological change, competition, significant international operations, world-wide market volatility, manufacturing risks, fluctuation of income tax rates, concentration of customers, dependence on suppliers, dependence on management and technical personnel, volatility of market prices, potential acquisitions or dispositions, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, and the potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the year. The forward-looking statements are made as of the release date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

-FINANCIAL TABLES FOLLOW-

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DuPont Photomasks, Inc.

Consolidated  Income Statements

[$ in thousands except share data;

quarter and year ended June 30, 2004 and 2003]

	unaudited Q404	unaudited Q403	unaudited 2004	2003

Revenue, net	$97,434	$81,768	$353,794	$323,118
Cost of Goods Sold	76,061	77,079	304,654	293,303
Selling, General and Administrative Expense	12,184	12,372	49,836	43,880
Research and Development Expense	8,669	7,916	32,078	29,651
Special Charges, net	1,711	4,390	3,808	26,135
Impairment of Long-Lived Assets	30,447	43,243	30,447	43,243

Operating Loss	(31,638)	(63,232)	(67,029)	(113,094)
Other Income (Expense), net	(890)	97	(1,945)	(872)

Loss Before Income Taxes and Minority Interest	(32,528)	(63,135)	(68,974)	(113,966)
Provision for (Benefit from) Income Taxes	400	(3,598)	3,150	(2,243)

Loss Before Minority Interest	(32,928)	(59,537)	(72,124)	(111,723)
Minority Interest in (Income) Loss of Joint Ventures	(1,127)	393	(825)	(1,787)

Net Loss	$(34,055)	$(59,144)	$(72,949)	$(113,510)

Loss Per Share:

Basic and Diluted	$(1.85)	$(3.27)	$(4.00)	$(6.30)

Weighted Average Shares Outstanding:

Basic and Diluted	18,393,921	18,063,601	18,232,824	18,016,103

DuPont Photomasks, Inc.

Consolidated Balance Sheets

[$ in thousands]

	unaudited
	Jun. 2004		Jun. 2003

Cash and Cash Equivalents	$231,351	(a)	$250,355
Accounts Receivable, net	77,078		55,308
Inventories	12,023		13,434
Other Current Assets	35,824	(b)	17,159

Total Current Assets	356,276		336,256
Property and Equipment, net	404,433	(c)	384,669
Other Assets, net	34,663	(d)	48,657

Total Assets	$795,372		$769,582

Accounts Payable	$50,639		$50,488
Other Current Liabilities	195,835	(e)	72,346

Total Current Liabilities	246,474		122,834
Other Liabilities	253,710	(f)(g)(h)	287,803
Stockholders’ Equity	295,188		358,945

Total Liabilities and Stockholders’ Equity	$795,372		$769,582

(a)	Includes $4,867 from the consolidation of the Maskhouse Building Administration GmbH & Co. (“BAC”) as per FASB Interpretation No. 46 (“FIN No. 46R”).
(b)	Includes $17,442 of other receivables from the consolidation of the BAC as per FIN No. 46R.
(c)	Includes $69,708 for the BAC facility from the consolidation of the BAC as per FIN No. 46R.
(d)	Includes $(4,571) for the net accounting elimination of our investment in the BAC from the consolidation of the BAC as per FIN No. 46R.
(e)	Includes $15,199 of current portion of BAC’s long-term borrowings from the consolidation of the BAC as per FIN No. 46R.
(f)	Includes $57,154 of BAC’s long-term borrowings from the consolidation of the BAC as per FIN No. 46R.
(g)	Includes $12,709 of minority interest in net assets of the BAC from the consolidation of the BAC as per FIN No. 46R.
(h)	Includes $1,994 of deferred revenue from the consolidation of the BAC as per FIN No. 46R.

DuPont Photomasks, Inc.

Consolidated Statements of Cash Flows

[$ in thousands; year ended June 30, 2004 and 2003]

	unaudited
	2004	2003

Cash Flows from Operating Activities:
Net Loss	$(72,949)	$(113,510)
Depreciation and Amortization	94,119	99,996
Special Charges, net	3,808	26,135
Impairment of Long-Lived Assets	30,447	43,243
Other	1,964	(5,940)
Changes in Assets and Liabilities	(36,331)	5,872

Net Cash Provided by Operating Activities	21,058	55,796
Net Cash Used in Investing Activities	(35,954)	(67,429)
Net Cash Provided by (Used in) Financing Activities	(4,405)	122,723
Effect of Exchange Rate Changes on Cash	297	347

Net Cash Flow	$(19,004)	$111,437